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                                                                    EXHIBIT 99.2


                      UNITED VIDEO SATELLITE GROUP, INC.
   Proxy for Special Meeting of Stockholders to be held on January 25, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Lawrence Flinn, Jr., Roy L. Bliss and Peter
C. Boylan, III or any one of them, with full power of substitution, as proxy or proxies to represent the undersigned at the Special Meeting (the "Special Meeting") of Stockholders of UNITED VIDEO SATELLITE GROUP, INC. (the "Company") to be held on January 25, 1996, and at any adjournments or postponements thereof, and to vote thereat, as designated on the reverse side hereof, all the shares of Common Stock of the Company held of record by the undersigned at the close of business on December 11, 1995 with all the power that the undersigned would possess if personally present.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL INDICATED ON THE REVERSE SIDE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

   This proxy revokes any proxy heretofore given by the undersigned with respect to the Special Meeting and may be revoked by the undersigned prior to exercise. Receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus dated December 18, 1995 relating to the Special Meeting is hereby acknowledged.

              (Continued on reverse side. Please date, sign and
                        mail in the enclosed envelope.)
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[X] Please mark your
    votes as in this
    example.


1 Agreement and Plan of Merger: Approval and adoption of the Agreement and Plan of Merger, dated as of July 10, 1995, as amended (the "Merger Agreement"), among Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and the Company pursuant to which (a) Merger Sub will be merged with and into the Company, with the Company as the surviving corporation, following which TCI would hold voting stock constituting at least 83% of the voting power of the Company's outstanding voting stock, and (b) the holders of the Company's Class A Common Stock would have the right to elect to receive shares of two newly created series of TCI's preferred stock in the merger in exchange for up to 50% of the shares of the Company's Class A Common Stock held by such stockholders.

                         FOR      AGAINST      ABSTAIN
                         [_]        [_]          [_]

   In their discretion, the named proxies may vote on such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

   TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION, MERELY SIGN BELOW; NO BOXES NEED TO BE CHECKED.

                                       I PLAN TO ATTEND THE SPECIAL MEETING. [_]



   __________________________________________________ DATE ____________________
                      Signature

   __________________________________________________ DATE ____________________
              Signature (if held jointly)

   NOTE: Please date and sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, etc., please give your full title as such. If the stockholder is a corporation, the full corporate name should be inserted and this proxy card should be signed by an officer of such corporation, indicating such officer's title.

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